Exhibit 99.1
NEWS RELEASE
TO BUSINESS EDITOR:
COMM BANCORP, INC. Reports Increased Earnings for 2007
     Clarks Summit, PA, January 28/PR Newswire/-Comm Bancorp, Inc. (Nasdaq:CCBP) today reported 2007 earnings of $6,900,000 or $3.87 per share, an increase of $550 thousand or 8.7% compared to $6,350,000 or $3.43 per share for 2006. Earnings for the fourth quarter were $1,700,000 or $0.97 per share in 2007 and $1,600,000 or $0.87 per share in 2006. Comprehensive income equaled $7,058,000 in 2007 compared to $6,348,000 in 2006.
     For the fourth quarter and year ended December 31, 2007, return on average assets was 1.21% and 1.24%, respectively, compared to 1.17% for each of the same periods of 2006. Return on average stockholders’ equity was 12.53% for the fourth quarter and 12.94% for the year in 2007 compared to 11.74% and 12.18% for the respective periods in 2006.
     “Our two foremost goals for 2007 involved effectively managing earning assets and interest-bearing liabilities in order to maintain a favorable interest rate risk position and implementing new products and services to build and strengthen our core deposit base,” stated William F. Farber, Sr., President and Chief Executive Officer. “I am very pleased with our Company’s performance in 2007. We achieved record earnings and well exceeded our goals in 2007. Despite a very challenging interest rate and competitive environment, our net interest margin increased which was the driving force behind the earnings improvement. With regard to new product and service offerings, we were the first community bank in our market area to successfully implement a remote deposit image capture system and are excited about the response this new service has received. We believe this service will provide us with the competitive advantage necessary to grow our core deposit base and strengthen our existing deposit relationships,” continued Farber. “We will continue to build on these goals as we transition into 2008, as well as look for new opportunities that will offer strong growth potential for our Company,” concluded Farber.
HIGHLIGHTS
•	Net income for 2007 increased 9% over the prior year.

•	Earnings per share improved $0.44 comparing 2007 and 2006.

•	Tax-equivalent net interest margin improved to 4.33% in 2007.

•	Loans, net of unearned income, grew 15% from year-end 2006.
INCOME STATEMENT REVIEW
     Tax-equivalent net interest income increased $811 thousand or 3.7% to $22,916 thousand in 2007 from $22,105 thousand in 2006. Tax-equivalent interest income rose $2,755 thousand or 8.0%, which was partially reduced by an increase in interest expense of $1,944 thousand or 15.5%. This increase in interest revenue resulted from a $13.2 million increase in average earning assets coupled with a 36 basis point increase in the tax-equivalent yield on earning assets. Specifically, the tax-equivalent yield on the loan portfolio increased 24 basis points to 7.27% for 2007, from 7.03% for 2006. In addition, loans, net of unearned income averaged $36.9 million or 8.7% higher comparing 2007 and 2006. Similarly, the tax-equivalent yield on the investment portfolio rose 46 basis points to 5.67% in 2007 from 5.21% in 2006. However, average investments decreased $22.0 million or 25.3%. With regard to the change in our interest expense, a 41 basis point increase in the cost of funds, coupled with the growth of $6.8 million in average interest-bearing liabilities, contributed to the 15.5% increase in interest expense, which partially offset the positive effects of the yield improvement and earning asset growth. The cost of interest-bearing transaction accounts, including money market, NOW and savings accounts rose 36 basis points to 2.20% in 2007 from 1.84% in 2006. Similarly, the cost of time deposits rose 38 basis points to 4.47% in 2007 from 4.09% in 2006. A $6.3 million increase in the average volume of time deposits was primarily responsible for the increased interest expense from changes in the volumes of interest-bearing liabilities. Despite a 5 basis point decrease in the net interest spread, the tax-equivalent net interest margin improved 5 basis points to 4.33% in 2007, compared to 4.28% in 2006. In addition, the net interest margin for the fourth quarter improved 3 basis points in comparison to the previous quarter.
     The provision for loan losses totaled $525 thousand in 2007 compared to $890 thousand in 2006. For the fourth quarter of 2007 and 2006, the provision for loan losses amounted to $225 thousand and $215 thousand, respectively.
     Noninterest revenue equaled $3,543 thousand in 2007, an increase of $135 thousand or 4.0% from $3,408 thousand in 2006. Year-to-date service charges, fees and commissions increased $132 thousand, while income received from mortgage banking services was stable. Increases in deposit service charges, coupled with commissions received on merchant services accounts, insurance and annuity sales and debit card usage were the primary factors leading to the increase in service charges, fees and commissions. For the fourth quarter, noninterest income was $892 thousand in 2007, an increase of $53 thousand or 6.3% from $839 thousand in 2006. Service charges, fees and commissions increased $49 thousand, while income from mortgage banking services rose $4 thousand.
     Noninterest expense amounted to $15,420 thousand, an increase of $591 thousand or 4.0% compared to $14,829 thousand last year. Employee-related costs rose $356 thousand or 4.7% as a result of increases in staffing in the commercial loan and private banking divisions, higher health insurance costs and annual merit increases. Additional equipment-related costs arising from a new teller system and the implementation of CB&T Directsm remote deposit image capture system resulted in a $43 thousand or 1.8% increase in net occupancy and equipment expense. The $192 thousand or 4.0% increase in other expenses resulted primarily from legal and professional costs related to the “Dutch Auction” tender offer of our common stock, additional professional fees necessary in preparing for compliance with Sarbanes-Oxley requirements and higher marketing-related costs associated with the promotion of CB&T Directsm.
BALANCE SHEET REVIEW
     Total assets were $549.0 million at December 31, 2007, an increase of $8.6 million from $540.4 million at December 31, 2006. The change in the balance sheet reflected strong loan demand, as loans, net of unearned income, increased $62.5 million or 15.3% to $470.6 million at year-end 2007 from $408.1 million one year ago. Total deposits rose $7.9 million to $491.3 million at December 31, 2007, from $483.4 million at the end of 2006. Noninterest-bearing deposits increased $2.2 million, while interest-bearing deposits grew $5.7 million. In addition to deposit growth, we utilized repayments from the investment portfolio to fund loan demand. Available-for-sale investment securities declined $51.8 million to $39.4 million at December 31, 2007, from $91.2 million at year-end 2006. There was $8.8 million in federal funds sold outstanding at the end of 2007, compared to $2.1 million at the end of 2006.
     Stockholders’ equity equaled $54.4 million or $31.01 per share at December 31, 2007, and $54.1 million or $29.27 per share at December 31, 2006. Record earnings of $6.9 million more than offset decreases to equity resulting from stock repurchases and cash dividends declared. In the second quarter of 2007, we successfully completed a modified “Dutch Auction” tender offer of our common stock. As part of this auction, we purchased 94,845 shares at a price of $52.00 per share or a total cost of $4.9 million. In addition to the shares repurchased under the “Dutch Auction,” we repurchased 10,900 shares for $522 thousand during 2007 under our on-going stock repurchase program. Dividends declared in 2007 totaled $1.04 per share, an increase of $0.04 per share compared to $1.00 in 2006.
     Asset quality weakened in comparison to last year. Nonperforming assets equaled $7.7 million or 1.64% of loans, net of unearned income and foreclosed assets at December 31, 2007, compared to $2.7 million or 0.65% at the end of 2006. The increase in nonperforming assets resulted from increases in nonaccrual loans and accruing loans past due 90 days or more. While nonperforming assets increased, a corresponding increase in the provision for loan losses was not deemed by management to be required at December 31, 2007, based on the underlying collateral positions supporting the nonperforming loans. The allowance for loan losses account at December 31, 2007, included a specific reserve allocation of $2.2 million that covered the entire estimated loss exposure related to collateral deficiencies of nonperforming loans. In total the allowance for loan losses equaled $4.6 million or 0.98% of loans, net of unearned income, at December 31, 2007, compared to $4.4 million or 1.09% at December 31, 2006. Net charge-offs for 2007 were $336 thousand or 0.07% of average loans outstanding in 2007, a decrease of $247 thousand from $583 thousand or 0.14% of average loans outstanding in 2006.
     Comm Bancorp, Inc. serves six Pennsylvania counties through Community Bank and Trust Company’s 16 community-banking offices and one loan production office. Each office, interdependent with the community, offers a comprehensive array of financial products and services to individuals, businesses, not-for-profit organizations and government entities. In addition, customers can take advantage of KlickSM Banking, on-line banking services, by accessing the Company’s website at http://www.combk.com. The Company’s business philosophy includes offering direct access to senior management and other officers and providing friendly, informed and courteous service, local and timely decision making, flexible and reasonable operating procedures and consistently-applied credit policies.
[TABULAR MATERIAL FOLLOWS]

Summary Data
Comm Bancorp, Inc.
Five Quarter Trend
(In thousands, except per share data)

	Dec. 31,	Sept. 30,	June 30,	March 31,	Dec. 31,
	2007	2007	2007	2007	2006
Key performance data:

Per share data:
Net income	$0.97	$1.03	$1.06	$0.81	$0.87
Cash dividends declared	$0.26	$0.26	$0.26	$0.26	$0.25
Book value	$31.01	$30.24	$29.30	$29.85	$29.27
Tangible book value	$30.81	$30.04	$29.10	$29.66	$29.09
Market value:
High	$52.60	$49.90	$50.22	$49.93	$43.80
Low	$43.90	$46.00	$47.00	$42.26	$40.00
Closing	$43.90	$47.68	$49.15	$49.50	$42.80
Market capitalization	$76,984	$83,736	$86,263	$91,650	$79,124
Common shares outstanding	1,753,622	1,756,204	1,755,091	1,851,518	1,848,687

Selected ratios:

Return on average stockholders’ equity	12.53%	13.73%	14.46%	11.12%	11.74%

Return on average assets	1.21%	1.30%	1.35%	1.11%	1.17%

Leverage ratio	9.54%	9.34%	9.08%	9.81%	9.74%

Efficiency ratio	62.24%	62.02%	61.05%	64.03%	62.11%

Nonperforming assets to loans, net, and foreclosed assets	1.64%	1.67%	1.01%	0.76%	0.65%

Net charge-offs to average loans, net	0.05%	0.16%	0.06%	0.02%	0.22%

Allowance for loan losses to loans, net	0.98%	0.95%	1.00%	1.03%	1.09%

Earning assets yield (FTE)	7.10%	7.07%	7.07%	6.98%	6.92%

Cost of funds	3.34%	3.38%	3.51%	3.45%	3.22%

Net interest spread (FTE)	3.76%	3.69%	3.56%	3.53%	3.70%

Net interest margin (FTE)	4.43%	4.40%	4.26%	4.22%	4.34%

Comm Bancorp, Inc.
Consolidated Statements of Income
(In thousands, except per share data)

	Dec. 31,	Dec. 31,
Year Ended	2007	2006
Interest income:
Interest and fees on loans:
Taxable	$30,730	$27,457
Tax-exempt	1,845	1,556
Interest and dividends on investment securities available-for-sale:
Taxable	1,364	2,208
Tax-exempt	1,475	1,490
Dividends	81	68
Interest on federal funds sold	159	261
Total interest income	35,654	33,040

Interest expense:
Interest on deposits	14,107	12,356
Interest on short-term borrowings	342	149
Total interest expense	14,449	12,505
Net interest income	21,205	20,535
Provision for loan losses	525	890
Net interest income after provision for loan losses	20,680	19,645

Noninterest income:
Service charges, fees and commissions	3,168	3,036
Mortgage banking income	375	372
Total noninterest income	3,543	3,408

Noninterest expense:
Salaries and employee benefits expense	8,004	7,648
Net occupancy and equipment expense	2,396	2,353
Other expenses	5,020	4,828
Total noninterest expense	15,420	14,829
Income before income taxes	8,803	8,224
Provision for income tax expense	1,903	1,874
Net income	$6,900	$6,350

Other comprehensive income (loss):
Unrealized holding gains (losses) on investment securities available-for-sale	$239	$(3)
Income tax expense (benefit) related to other comprehensive income (loss)	81	(1)
Other comprehensive income (loss), net of income taxes	158	(2)
Comprehensive income	$7,058	$6,348

Per share data:
Net income	$3.87	$3.43
Cash dividends declared	$1.04	$1.00
Average common shares outstanding	1,784,495	1,853,089

Comm Bancorp, Inc.
Consolidated Statements of Income
(In thousands, except per share data)

	Dec. 31,	Sept. 30,	June 30,	March 31,	Dec. 31,
Three months ended	2007	2007	2007	2007	2006
Interest income:
Interest and fees on loans:
Taxable	$7,883	$7,808	$7,738	$7,301	$7,267
Tax-exempt	543	457	445	400	328
Interest and dividends on investment securities available-for-sale:
Taxable	85	265	441	573	612
Tax-exempt	364	370	370	371	366
Dividends	17	32	21	11	18
Interest on federal funds sold	84	68	4	3	52
Total interest income	8,976	9,000	9,019	8,659	8,643

Interest expense:
Interest on deposits	3,541	3,539	3,593	3,434	3,348
Interest on short-term borrowings	11	28	159	144	5
Total interest expense	3,552	3,567	3,752	3,578	3,353
Net interest income	5,424	5,433	5,267	5,081	5,290
Provision for loan losses	225	75		225	215
Net interest income after provision for loan losses	5,199	5,358	5,267	4,856	5,075

Noninterest income:
Service charges, fees and commissions	788	791	884	705	739
Mortgage banking income	104	98	98	75	100
Total noninterest income	892	889	982	780	839

Noninterest expense:
Salaries and employee benefits expense	2,108	2,058	1,959	1,879	2,037
Net occupancy and equipment expense	601	558	603	634	581
Other expenses	1,222	1,305	1,253	1,240	1,189
Total noninterest expense	3,931	3,921	3,815	3,753	3,807
Income before income taxes	2,160	2,326	2,434	1,883	2,107
Provision for income tax expense	460	511	554	378	507
Net income	$1,700	$1,815	$1,880	$1,505	$1,600

Other comprehensive income (loss):
Unrealized holding gains (losses) on investment securities available-for-sale	$225	$412	$(394)	$(4)	$(132)
Income tax expense (benefit) related to other comprehensive income (loss)	76	140	(134)	(1)	(45)
Other comprehensive income (loss), net of income taxes	149	272	(260)	(3)	(87)
Comprehensive income	$1,849	$2,087	$1,620	$1,502	$1,513

Per share data:
Net income	$0.97	$1.03	$1.06	$0.81	$0.87
Cash dividends declared	$0.26	$0.26	$0.26	$0.26	$0.25
Average common shares outstanding	1,754,443	1,756,800	1,776,590	1,851,518	1,852,682

Comm Bancorp, Inc.
Details of Net Interest and Net Interest Margin
(In thousands, fully taxable equivalent basis)

	Dec. 31,	Sept. 30,	June 30,	March 31,	Dec. 31,
Three months ended	2007	2007	2007	2007	2006
Net interest income:
Interest income
Loans, net:
Taxable	$7,883	$7,808	$7,738	$7,301	$7,267
Tax-exempt	824	692	674	606	497
Total loans, net	8,707	8,500	8,412	7,907	7,764
Investments:
Taxable	102	297	462	584	630
Tax-exempt	552	560	561	562	555
Total investments	654	857	1,023	1,146	1,185
Federal funds sold	84	68	4	3	52
Total interest income	9,445	9,425	9,439	9,056	9,001
Interest expense:
Deposits	3,541	3,539	3,593	3,434	3,348
Borrowed funds	11	28	159	144	5
Total interest expense	3,552	3,567	3,752	3,578	3,353
Net interest income	$5,893	$5,858	$5,687	$5,478	$5,648

Loans, net:
Taxable	7.19%	7.30%	7.42%	7.37%	7.28%
Tax-exempt	7.37%	6.99%	6.55%	6.23%	6.29%
Total loans, net	7.20%	7.27%	7.34%	7.27%	7.20%
Investments:
Taxable	3.51%	3.93%	4.08%	4.31%	4.56%
Tax-exempt	7.45%	7.49%	7.56%	7.67%	7.51%
Total investments	6.34%	5.70%	5.46%	5.49%	5.59%
Federal funds sold	4.52%	5.11%	3.03%	4.85%	5.09%
Total earning assets	7.10%	7.07%	7.07%	6.98%	6.92%
Interest expense:
Deposits	3.34%	3.37%	3.45%	3.40%	3.22%
Borrowed funds	4.19%	5.44%	5.40%	5.47%	5.13%
Total interest-bearing liabilities	3.34%	3.38%	3.51%	3.45%	3.22%
Net interest spread	3.76%	3.69%	3.56%	3.53%	3.70%
Net interest margin	4.43%	4.40%	4.26%	4.22%	4.34%

Comm Bancorp, Inc.
Consolidated Balance Sheets
(In thousands, except per share data)

	Dec. 31,	Sept. 30,	June 30,	March 31,	Dec. 31,
At period end	2007	2007	2007	2007	2006
Assets:
Cash and due from banks	$13,125	$12,967	$15,095	$10,725	$25,584
Federal funds sold	8,751	13,000			2,050
Investment securities available-for-sale	39,407	47,117	67,234	83,612	91,213
Loans held for sale, net	2,030	1,764	2,453	1,967	572
Loans, net of unearned income	470,562	470,606	455,021	451,973	408,074
Less: allowance for loan losses	4,624	4,454	4,561	4,635	4,435
Net loans	465,938	466,152	450,460	447,338	403,639
Premises and equipment, net	10,891	11,052	11,223	10,831	11,018
Accrued interest receivable	2,634	3,328	3,071	3,025	2,863
Other assets	6,211	4,912	5,131	3,797	3,465
Total assets	$548,987	$560,292	$554,667	$561,295	$540,404

Liabilities:
Deposits:
Noninterest-bearing	$75,232	$78,746	$77,649	$74,875	$73,055
Interest-bearing	416,125	425,304	416,855	410,805	410,387
Total deposits	491,357	504,050	494,504	485,680	483,442
Borrowed funds			5,700	17,100
Accrued interest payable	1,308	1,229	1,165	1,211	1,106
Other liabilities	1,949	1,910	1,880	2,044	1,738
Total liabilities	494,614	507,189	503,249	506,035	486,286

Stockholders’ equity:
Common stock, par value $0.33 authorized 12,000,000, shares issued and outstanding 1,753,622; 1,756,204; 1,755,091; 1,851,518; 1,848,687	579	580	579	611	610
Capital surplus	7,326	7,217	7,096	7,266	7,146
Retained earnings	45,353	44,340	43,049	46,429	45,405
Accumulated other comprehensive income	1,115	966	694	954	957
Total stockholders’ equity	54,373	53,103	51,418	55,260	54,118
Total liabilities and stockholders’ equity	$548,987	$560,292	$554,667	$561,295	$540,404

Comm Bancorp, Inc.
Consolidated Balance Sheets
(In thousands, except per share data)

	Dec. 31,	Sept. 30,	June 30,	March 31,	Dec. 31,
Average quarterly balances	2007	2007	2007	2007	2006
Assets:
Loans, net:
Taxable	$435,186	$424,486	$418,317	$401,864	$396,277
Tax-exempt	44,350	39,282	41,251	39,463	31,330
Total loans, net	479,536	463,768	459,568	441,327	427,607
Investments:
Taxable	11,521	29,982	45,427	54,897	54,774
Tax-exempt	29,410	29,677	29,759	29,701	29,335
Total investments	40,931	59,659	75,186	84,598	84,109
Federal funds sold	7,370	5,275	529	251	4,055
Total earning assets	527,837	528,702	535,283	526,176	515,771
Other assets	27,562	24,292	24,065	23,657	28,028
Total assets	$555,399	$552,994	$559,348	$549,833	$543,799

Liabilities and stockholders’ equity:
Deposits:
Interest-bearing	$420,669	$416,430	$417,275	$409,924	$412,205
Noninterest-bearing	76,877	79,155	75,320	71,670	74,440
Total deposits	497,546	495,585	492,595	481,594	486,645
Borrowed funds	1,042	2,043	11,800	10,684	387
Other liabilities	2,967	2,908	2,809	2,644	2,693
Total liabilities	501,555	500,536	507,204	494,922	489,725
Stockholders’ equity	53,844	52,458	52,144	54,911	54,074
Total liabilities and stockholders’ equity	$555,399	$552,994	$559,348	$549,833	$543,799

Comm Bancorp, Inc.
Asset Quality Data
(In thousands)

	Dec. 31,	Sept. 30,	June 30,	March 31,	Dec. 31,
At quarter end	2007	2007	2007	2007	2006
Nonperforming assets:
Nonaccrual/restructured loans	$5,352	$5,684	$3,561	$1,950	$2,010
Accruing loans past due 90 days or more	2,234	1,823	759	1,143	292
Foreclosed assets	125	346	256	352	352
Total nonperforming assets	$7,711	$7,853	$4,576	$3,445	$2,654

Three months ended

Allowance for loan losses:
Beginning balance	$4,454	$4,561	$4,635	$4,435	$4,453
Charge-offs	80	221	94	46	264
Recoveries	25	39	20	21	31
Provision for loan losses	225	75		225	215
Ending balance	$4,624	$4,454	$4,561	$4,635	$4,435
SOURCE Comm Bancorp, Inc.
/Contact: MEDIA/INVESTORS, Scott A. Seasock, 570-586-0377 or fax, 570-587-3761, of Comm Bancorp, Inc.
Co: Comm Bancorp, Inc.
St: Pennsylvania
In: Fin
Except for the historical information contained, herein, the matters discussed in this press release are forward-looking statements that involve risks and uncertainties in the banking industry and overall economy. Such risks and uncertainties are detailed in the Company’s Securities and Exchange Commission reports, including the Annual Report on Form 10-K and quarterly reports on Form 10-Q.